SETTLEMENT AGREEMENT

SETTLEMENT AGREEMENT (the “Agreement”), dated as of February 23, 2011, by and among QUICK CAPITAL OF L.I. CORP., a New York corporation (“Quick”), OLDE ESTATE, LLC, a Florida limited liability company (“Olde Estate”), and STEM CELL ASSURANCE, INC., a Nevada corporation (the “Company”).

WHEREAS, Quick and the Company are parties to a Credit Support, Security and Registration Rights Agreement, dated as of August 17, 2010 (the “Credit Support Agreement”).

WHEREAS, pursuant to the Credit Support Agreement, the Company has issued to Quick 24,937,500 shares of common stock of the Company (the “Quick Shares”).

WHEREAS, pursuant to the Credit Support Agreement, the Company has issued to Quick a Promissory Note, dated August 18, 2010, in the principal amount of $25,000 (the “Note”).

WHEREAS, pursuant to the Credit Support Agreement, Quick and Olde Estate were entitled to receive, under certain circumstances, an aggregate of 47,500,000 shares of common stock of the Company (including the Shares, as hereinafter defined).

WHEREAS, pursuant to the Credit Support Agreement, letters of credit were issued in connection with the purchase by the Company of certain pieces of equipment from ThermoGenesis Corp. (“ThermoGenesis”) and Sound Surgical Technologies LLC (“Sound Surgical”) (the “Letters of Credit”).

WHEREAS, pursuant to Section 9.4 of the Credit Support Agreement, if an Event of Default (as defined therein) under Section 8(a) thereof occurred and continued for more than three (3) consecutive business days, the Company was to issue to Quick as a penalty an additional 10,000,000 shares of common stock of the Company for each 30 day period until such Event of Default was cured.

WHEREAS, Quick is willing to forego the issuance of such additional shares.

WHEREAS, the Company, Quick and Olde Estate wish to set forth the Company’s remaining obligations to Quick and/or Olde Estate pursuant to the Credit Support Agreement and otherwise.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereby agree as follows:

1. In full satisfaction of all of the Company’s obligations under and pursuant to the Credit Support Agreement (including, without limitation, pursuant to Section 9.4 thereof) and otherwise to Quick and Olde Estate, concurrently, the Company is (a) paying to Quick the sum of Thirty-Five Thousand Seven Hundred Ninety-Three Dollars and Forty-Two Cents ($35,793.42), which amount represents the sum of $9,240 payable pursuant to the Credit Support Agreement plus all principal and interest payable pursuant to the Note to the date hereof and (b) issuing to Olde Estate, LLC eight million three hundred twelve thousand five hundred (8,312,500) shares of common stock of the Company (together with the Quick Shares, the “Shares”).  The parties agree that Quick’s security interest in the Company’s assets is hereby terminated and that the Company is authorized to make any Uniform Commercial Code filings to reflect such termination. The parties agree that, except for Article 10 (with respect to the Shares), the Credit Support Agreement is hereby terminated and of no further force or effect.

2. In consideration of the foregoing, Quick and Olde Estate hereby release and discharge the Company and each and every of the current and former officers, directors and employees of the Company (each, a “Company Releasee,” and collectively, the “Company Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, liens, judgments, claims and demands whatsoever, in law or equity, which, against any and all of the Company Releasees, Quick and/or Olde Estate and its or their successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing from the beginning of the world to the date hereof, including, without limitation, pursuant to, in connection with or with regard to the Credit Support Agreement (including, without limitation, pursuant to Section 9.4 thereof), whether now in effect or hereinafter arising, except for the obligations of the Company under Article 10 of the Credit Support Agreement.

3. In consideration of the foregoing, the Company hereby releases and discharges Quick and Olde Estate and each and every of the current and former officers, directors and employees of Quick and Olde Estate, including Ted Doukas and Howard Katz (each, a “Quick/Olde Estate Releasee,” and collectively, the “Quick/Olde Estate Releasees”), from all actions, causes of action, suits, debts, dues, sums of money, accounts, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, liens, judgments, claims and demands whatsoever, in law or equity, which, against any and all of the Quick/Olde Estate Releasees, the Company and its successors or assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing from the beginning of the world to the date hereof, including, without limitation, pursuant to, in connection with or with regard to the Credit Support Agreement, whether now in effect or hereinafter arising, except for the obligations of Quick and Olde Estate (as a designee of Quick) under Article 10 of the Credit Support Agreement.

4. Concurrently with the execution of this Agreement, Quick is delivering to the Company the original Note, marked “cancelled” or “paid in full”.

5. The Company hereby agrees to indemnify the Quick/Olde Estate Releasees and hold them harmless from and against any liabilities, including any reasonable legal fees, incurred by them to the issuers of the Letters of Credit that arise from ThermoGenesis and/or Sound Surgical demanding payment in their capacities as beneficiaries under the Letters of Credit.

6. Quick and Olde Estate understand and agree that the Company is relying and may rely upon the following representations and warranties made by them in entering into this Agreement:

(a) Each of Quick and Old Estate recognizes that the acquisition of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) it may not be able to liquidate its investment in the event of emergency; (ii) transferability is extremely limited; and (iii) it could sustain a complete loss of its investment.

(b) Each of Quick and Old Estate represents that it (i) is competent to understand and does understand the nature of its investment in the Shares; and (ii) is able to bear the economic risk of its investment in the Shares.

(c) Each of Quick and Old Estate represents that it is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”).

(d) Each of Quick and Old Estate represents that it has significant prior investment experience, including investment in restricted securities.

(e) Each of Quick and Olde Estate represents that it has reviewed all information regarding the Company that has been filed with the Pink OTC Markets.  Each of Quick and Olde Estate also represents that it has been furnished by the Company with all information regarding the Company which it had requested or desired to know; that all documents which could be reasonably provided have been made available for its inspection and review; that it has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the Company; and that it has had the opportunity to consult with its own tax or financial advisor concerning an investment in the Company.

(f) Each of Quick and Olde Estate represents that the Shares are being acquired for its own account, for investment and not for distribution to others.  Each of Quick and Olde Estate agrees that it will not sell, transfer or otherwise dispose of the Shares, or any portion thereof, unless they are registered under the 1933 Act or unless an exemption from such registration is available.

(g) Each of Quick and Olde Estate consents to the placement of a legend on the Shares stating that they have not been registered under the 1933 Act and setting forth or referring to the restrictions on transferability and sale thereof.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of the Shares.

(h) THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS.  THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  THE SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

7. This Agreement has been executed freely, knowingly, and voluntarily without duress, coercion, or undue influence and the parties understand its terms and consent to all of its terms without reservation.

8. This Agreement constitutes the entire agreement among the parties concerning the subject matter hereof and supersedes all prior or contemporaneous agreements or arrangements between the parties relating to the subject matter hereof.

9. This Agreement may not be changed except by a written instrument executed by the parties hereto.

10. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns.

11. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding choice of laws principles thereof.

12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same.

13. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail, return receipt requested and postage prepaid, or overnight mail or courier as follows:

If to the Company:

200 Glades Road, Suite 2
Boca Raton, Florida  33432
Attn:  Chief Executive Officer

with a copy to:

Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York  11554
Attn:  Fred Skolnik, Esq.

If to Quick, at:

P.O. Box 238
Syosset, New York  11791
Attn:  Ted Doukas, President

If to Olde Estate, at:

2234 N. Federal Highway
Suite 459
Boca Raton, Florida  33431

or such other address as shall be furnished in writing by any party, and any notice, delivery or communication given pursuant to the provisions hereof shall be deemed to have been given as of the date delivered or so mailed or transmitted.

14. Signatures hereon which are transmitted via facsimile, email or other electronic image shall be deemed original signatures.

15. The parties acknowledge that they have been represented by counsel, or have been afforded the opportunity to be represented by counsel, in connection with this Agreement. Accordingly, any rule of law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

16. In the event the check delivered pursuant to Section 1 hereof, is returned for any reason, this agreement shall be null and void.

[Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

QUICK CAPITAL OF L.I. CORP.

By:	/s/ Ted Doukas
Ted Doukas, President

OLDE ESTATE, LLC

By:	/s/ Howard Katz

STEM CELL ASSURANCE, INC.

By:	/s/ Mark Weinreb
Mark Weinreb, Chief Executive Officer

STATE OF FLORIDA                     )
           ) ss:
COUNTY OF BROWARD             )

On the 1st day of March in the year 2011, before me, a Notary Public in and for said state, personally appeared Ted Doukas, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Grace Martin
Notary Public: State of Florida

STATE OF FLORIDA                     )
           ) ss:
COUNTY OF BROWARD             )

On the 1st day of March in the year 2011, before me, a Notary Public in and for said state, personally appeared Howard Katz, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Grace Martin
Notary Public: State of Florida

STATE OF FLORIDA                     )
           ) ss:
COUNTY OF  BROWARD            )

On the ____ day of _____________ in the year 2011, before me, a Notary Public in and for said state, personally appeared Mark Weinreb, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

/s/ Grace Martin
Notary Public: State of Florida